Exhibit 10.5
August 25, 2005

AMENDMENT #1	Dr Pepper/Seven Up Bottling Group, Inc.
CROWN Cork & Seal USA, Inc (“Crown”) is pleased to offer to Dr Pepper/Seven-Up Bottling Group, Inc. (“Dr Pepper/Seven Up”) this first Amendment to the June 15, 2004 Agreement between Crown and Dr Pepper/Seven Up for the supply of aluminum 12 ounce beverage cans and ends (“Containers”). The purpose of this Amendment is to include additional Dr Pepper/Seven Up filling locations into the Agreement and to revise certain other provisions of the Agreement as described below:
TERM OF AGREEMENT: The term of the Agreement shall be extended for an additional * period for a total of * years beginning January 1, 2005 through *. *.
LOCATIONS & VOLUMES: In addition to the Dr Pepper/Seven Up filling locations included in the current Agreement, Crown shall supply and Dr Pepper/Seven Up agrees to purchase from Crown, *% of their Consumer requirements for the following Dr Pepper/Seven Up filling locations beginning January 1, 2006:

Location	Estimated Annual Volumes
Ottumwa, IA	*
Northlake, IL	*
Holland, MI	*

Total Additional Volume	*
If any of the Dr Pepper/Seven Up can filling locations supplied under the Agreement as amended herein are closed and volume is moved to a replacement filling location, Crown shall have the right to supply such relocated Container volume at the replacement filling location pursuant to the terms of the Agreement. If Dr Pepper/Seven-Up acquires an additional can filling operation(s) during the term of the amended Agreement, Crown shall have the first right to supply such additional Container volume pursuant to the terms and conditions of the Agreement, but not to the extent that Dr Pepper/Seven Up is prohibited from awarding Crown such new volume as a result of prior existing contractual obligations.
PRICING: The current prices under the Agreement (as of April 1, 2005) for the cans and ends supplied by Crown are:

	with SuperEnd®	with LOE Ends
12 ounce can bodies	$*	$*
202 diameter ends	$*	$*

Total Container	$*	$*

*Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

* the selling prices * will be * effective January 1, 2006 as follows:

	With SuperEnd®	with LOE Ends
12 ounce can bodies	$*	$*
202 diameter ends	$*	$*

Total Container	$*	$*
The above “Base Prices” shall be adjusted as described in the Agreement. As of January 1, 2006, any 202 diameter “LOE” ends supplied under the amended Agreement shall be sold at the “Super End®” end price shown above, provided that, Dr Pepper/Seven Up has committed to a mutually agreeable “Super End®” conversion schedule for each of the filling locations involved. Base coated can bodies require an upcharge of * per thousand cans.
PAYMENT TERMS: As in the current Agreement, payments for Containers supplied under the amended Agreement shall be due net * days from the date of invoice—no cash discounts will be allowed.
SUPER-ENDS®: Conversion of the various Dr Pepper/Seven Up filling locations from “LOE” to “Super-End®” ends shall be completed on a mutually agreeable schedule. The goal of both parties is for all locations to be running “Super-End®” ends prior to April 1, 2006.
FREIGHT: The above prices include freight delivery costs to the various Dr Pepper/Seven Up filling locations. Dr Pepper/Seven Up may use its own fleet of trucks to pick-up cans and/or ends at the Crown manufacturing facilities and Crown shall give a freight allowance equal to its cost to deliver by commercial carrier. Crown intends to supply can bodies to the various Dr Pepper/Seven Up filling locations from the following can manufacturing facilities:

Dr Pepper/Seven Up	Crown's Can Supply
Filling Locations	Location (& Back-up)

Ottumwa, IA	*
Northlake, IL	*
Holland, MI	*
Crown agrees to establish warehouses, at mutually agreeable locations, for the purpose of storing can bodies that will be available for pick-up by Dr Pepper/Seven Up trucks for delivery to the above filling locations. Freight pick-up allowances from these warehouse locations will be available to Dr Pepper/Seven Up and shall be no less than *.

*Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

PRICE CHANGES: During the term of the amended Agreement, the Base Prices shall be adjusted pursuant to the provisions of the current Agreement.
ALUMINUM SUPPLY ALTERNATIVES: During the term of the amended Agreement, Crown agrees to cooperate with Dr Pepper/Seven Up in providing alternatives to *. Such alternatives may include *. Dr Pepper/Seven Up acknowledges full responsibility for any additional costs associated with such alternative * and understands that there is a period of time required to reposition from one * to another.*
CADBURY SCHWEPPES: Upon receipt of Dr Pepper/Seven Up’s written request at any time during the term of this Agreement, Crown shall supply Containers to Cadbury Schweppes Americas Beverages, Inc. or one of its affiliates (“CSAB”) in the United States under the same terms and conditions contained herein including, but not limited to, the prices offered under this Agreement, provided Crown has sufficient production capacity and subject to a price adjustment based upon *. The parties shall meet at the earliest opportunity to determine the volume, specifications, locations and timing for shipment of Containers to CSAB. Dr Pepper/Seven Up shall have no obligation, at any time, to exercise the option described above.
*
*

*Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

CONFIDENTIALITY: Dr Pepper/Seven-Up and Crown agree to maintain strict confidentiality regarding the contents of this Amendment including pricing and all other terms set forth herein.
OTHER TERMS AND CONDITIONS: Except as specifically modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
(Signature page follows.)

If you are in agreement with the provisions of this Amendment as set forth above, please sign in the space provided below and return one original copy to Crown.

CROWN Cork & Seal USA, Inc.

By:	/s/

Title:

DR PEPPER / SEVEN UP BOTTLING GROUP, INC.

By:	/s/

Title: